Exhibit 99.1
LUMINEX CORPORATION NAMES DOUGLAS C. BRYANT AS EXECUTIVE VICE
PRESIDENT AND CHIEF OPERATING OFFICER
AUSTIN, Texas (July 15, 2007) — Luminex Corporation (NASDAQ:LMNX) a developer and manufacturer of proprietary life science and biological testing technologies, today announced that Douglas C. Bryant has been named Executive Vice President and Chief Operating Officer effective Monday, July 16, 2007. Mr. Bryant will oversee all elements of the Company’s operations, including worldwide sales and marketing, the Company’s molecular diagnostics subsidiary, Luminex Molecular Diagnostics, the Luminex Bioscience Group, as well as the Company’s manufacturing and worldwide service and support operations.

Mr. Bryant joins Luminex after a successful career at Abbott and brings over 23 years of industry experience in sales and marketing, product development, manufacturing and service and support in both the life sciences and diagnostics markets. Mr. Bryant has held a number of positions during his career, most recently as Vice President, Abbott Vascular, Asia and Japan. He served previously as Vice President, Global Commercial Operations for Abbott Diagnostics and Abbott Molecular and also ran Abbott’s Diagnostics Operations in Asia Pacific and Europe, Africa and the Middle East. Mr. Bryant has a Bachelor of Arts in Economics from the University of California, Davis.
Patrick J. Balthrop, chief executive officer and president of Luminex, commented, “The addition of Doug to the Luminex management team is a significant step forward for Luminex. The Company will immediately benefit from Doug’s extensive experience and global industry knowledge, and the impact on the Company will be valuable for years to come. He is the ideal choice to lead the Company’s operations as we continue to execute our growth strategy and expand our reach in the market.”
ABOUT LUMINEX CORPORATION
Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP® system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP® technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP® can be obtained on the Internet at http://www.luminexcorp.com
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Luminex Names Bryant Executive Vice President and Chief Operating Officer

July 15, 2007
Statements made in this release that express Luminex’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “could,” “should” and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’s products, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex’s ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, including Tm Bioscience Corporation, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading “Risk Factors” in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:	Harriss T. Currie
Vice President, Finance
Chief Financial Officer
512.219.8020
hcurrie@luminexcorp.com
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